Exhibit 99.1

CytomX Therapeutics Announces Full-Year 2018 Financial Results

-Company to Host a Conference Call Today, February 27, 2019, at 5:00 p.m. EST / 2:00 p.m. PST-

SOUTH SAN FRANCISCO, CA., February 27, 2019 -- CytomX Therapeutics, Inc. (Nasdaq: CTMX), a clinical-stage oncology-focused biopharmaceutical company pioneering a novel class of investigational antibody therapeutics based on its Probody™ therapeutic technology platform, today reported full-year 2018 financial results. As part of its 2019 Research and Development Day held yesterday in New York, CytomX provided an operational update on the company.

As of December 31, 2018, CytomX had cash, cash equivalents and short-term investments of $436.1 million, sufficient capital to fund its operating expenses and capital requirement into 2021.

“Over the last year, we have generated meaningful clinical proof of concept data for the Probody platform across both of our lead, wholly-owned programs,” said Sean McCarthy, D.Phil., president, chief executive officer and chairman of CytomX Therapeutics.  “As we showed at our inaugural Research and Development Day yesterday, our PD-L1 Probody therapeutic, CX-072, is active across a wide range of tumors and has a potentially differentiated safety profile as monotherapy and in combination.  CX-2009, our first-in-class CD166 Probody Drug Conjugate, is well tolerated and has demonstrated anti-tumor activity across multiple tumor types. In 2019, we will continue to explore the full potential of these innovative product candidates as we maintain our intense focus on discovery, development and ultimate commercialization of a new generation of differentiated cancer therapeutics.”

2018 Business Highlights and Recent Developments

PROCLAIM-CX-072 (PD-L1 Probody Therapeutic) Clinical Program

•	CX-072 is a Probody therapeutic targeting PD-L1, a clinically- and commercially-validated anti-cancer target.
•

Enrollment began in January 2017 in PROCLAIM-CX-072, a Phase 1/2 clinical trial evaluating CX-072 as monotherapy and in combination with YERVOY® (ipilimumab) or Zelboraf® (vemurafenib) in patients with cancer.

•

Enrollment is complete with follow-up continuing in the monotherapy dose escalation arm evaluating CX-072 in patients with advanced unresectable solid tumors or lymphomas (Part A) and in the monotherapy dose escalation arm in patients with PD-L1-positive tumors (Part A2).

•	Enrollment and follow-up are ongoing in the monotherapy expansion cohorts of CX-072 at 10 mg/kg in multiple indications (Part D).
•	Data from Parts A, A2 and D was presented most recently at CytomX’s 2019 Research and Development Day.
•	Additional data from Part D is expected in 2019.

•

Enrollment of the dose escalation arm combining CX-072 plus Yervoy® (ipilimumab) in patients with advanced unresectable solid tumors or lymphomas (Part B) is complete and was presented most recently at CytomX’s 2019 Research and Development Day.

•	Enrollment is ongoing in the dose escalation combination arm of CX-072 plus Zelboraf® (vemurafenib) in patients with V600E BRAF-positive melanoma (Part C).

PROCLAIM-CX-2009 (CD166 Probody Drug Conjugate) Clinical Program

•

CX-2009 is a Probody drug conjugate (PDC) that targets CD166, an antigen that is broadly and highly expressed in many types of cancer, and is conjugated with DM4, a clinically-validated toxin licensed from ImmunoGen.

•

Enrollment began in June 2017 in PROCLAIM-CX-2009, a Phase 1/2 clinical trial, evaluating CX-2009 as monotherapy in a subset of seven cancer types (Part A) and in patients selected for high level of CD166 expression (Part A2).

•	Preliminary data from Parts A and A2 was presented at CytomX’s 2019 Research and Development Day.

BMS-986249 (CTLA-4 Probody Therapeutic) Clinical Program

•

Bristol-Myers Squibb (BMS), continues enrollment in a Phase 1/2 clinical trial evaluating BMS-986249 alone and in combination with OPDIVO® (nivolumab) in solid tumors that are advanced and have spread.

•	BMS has stated that they anticipate preliminary data from this trial in 2019.

CX-2029 (CD71 Probody Drug Conjugate) Clinical Program

•	CytomX, in collaboration with AbbVie, is advancing CX-2029, a CD71-directed Probody Drug Conjugate.
•

CD71, also known as the transferrin receptor 1 (TfR1), is highly expressed in a number of solid and hematologic cancers and has particularly attractive molecular properties for efficient delivery of cytotoxic payloads to tumor cells.

•	Enrollment began in late June 2018 in PROCLAIM-CX-2029, a Phase 1/2 clinical trial evaluating CX-2029 as monotherapy in patients with solid tumors or lymphomas and is ongoing.

CX-188 (PD-1 Probody Therapeutic) Program

•	CX-188 is a PD-1-directed Probody therapeutic.
•	PD-1 is the receptor for the PD-L1 ligand responsible for inhibiting T-cell activation in a variety of cancers and is a clinically- and commercially-validated anti-cancer target.
•

In October 2018, CytomX filed an Investigational New Drug Application (IND) with the Food and Drug Administration (FDA) on CX-188.  The CX-188 IND was cleared by the FDA in November 2018.  Due to a recent program and portfolio prioritization, the company has decided to indefinitely postpone the CX-188 clinical trials.  The company may elect to initiate clinical trials of CX-188 in the future.

CytomX Technology Acquisition from Agensys, Inc.

•	In January 2019, CytomX announced the acquisition of drug conjugate linker-toxin and CD3-based bispecific technologies from Agensys, Inc., an affiliate of Astellas Pharma Inc.

CytomX Therapeutics 2019 Research and Development Day

CytomX hosted a Research and Development Day on Tuesday, February 26, 2019. A replay of the webcasted event is available under the “Investors & News” section of www.CytomX.com.

Full Year Financial Results

Cash, cash equivalents and short-term investments totaled $436.1 million as of December 31, 2018, compared to $374.1 million as of December 31, 2017.

Revenue was $59.5 million for the year ended December 31, 2018, compared to $71.6 million for the year ended December 31, 2017.  The $12.1 million decrease is largely attributable to the recognition of $14.0 million in milestone revenue in 2017 from AbbVie (net of a $1.0 million license fee paid to SGEN) as a result of completion of certain milestones under the CD71 Agreement, the recognition of a $10 million milestone in 2017 from BMS related to the IND filing for BMS-986249, the recognition of $6.5 million in revenue in 2017 related to the delivery of the ImmunoGen 2017 License to ImmunoGen in connection with the ImmunoGen Research Agreement, a decrease of $4.5 million in the amortization of deferred revenue under the ImmunoGen Research Agreement which concluded on June 30, 2018, and a decrease of $0.5 million in revenues from Pfizer as a result of Pfizer terminating our Research Collaboration, Option and License Agreement in March 2018.  These decreases were partially offset by the recognition of $11.7 million of revenue in 2018 related to the milestone payment of $21.0 million from AbbVie (net of the associated $4.0 million sublicense fee to SGEN) for the achievement of the IND filing success criteria under the CD71 Agreement, an increase of $7.9 million in amortization of deferred revenue in 2018 related to the $200.0 million upfront payment received in the second quarter of 2017 as a result of the extension of the BMS collaboration, and an increase of $3.6 million of revenue from Amgen under the Amgen Agreement entered into in September 2017.

Research and development expenses increased by $11.6 million during the year ended December 31, 2018 compared to the corresponding period in 2017.  The increase was primarily attributed to an increase in lab services of $10.0 million and $12.3 million in clinical trial expenses related to CX-072, CX-2009 and CX-2029 Phase 1/2 clinical development.  There was also an increase of $10.5 million in personnel related expenses; $1.2 million increase in allocation of information technology and facilities related expenses; $0.9 million in lab supplies and $0.7 in consulting expenses.  These amounts were largely offset by the recognition, during the third quarter of 2017, of $10.7 million of non-cash in-process research and development expense; $12.1 million of sublicense fees payable to the University of California, Santa Barbara, as a result of both the $200 million upfront payment made by BMS in connection with the expanded collaboration and the Amgen Agreement and a $1.0 million sublicense fee to ImmunoGen upon commencement of enrollment of Phase 1/2 and first patient dosing in the clinical trial for CX-2009 in the second quarter of 2017.

General and administrative expenses increased by $7.9 million during the year ended December 31, 2018 compared to the corresponding period in 2017.  This increase was largely attributed to an increase of $5.6 million in personnel related expenses due to increases in headcount, and $2.3 million for various consulting and other services.

Teleconference Scheduled Today at 5:00 p.m. ET
Conference Call/Webcast Information

CytomX management will host a conference call today at 5:00 p.m. ET.  Interested parties may access the live audio webcast of the teleconference through the “Investor & News” section of CytomX's website at http://ir.cytomx.com or by dialing 1-877-809-6037 (U.S. and Canada) or 1-615-247-0221 (International) and using the passcode 3748238. An archive of the webcast will be available on the CytomX website from February 27, 2019, until March 6, 2019.

About CytomX Therapeutics

CytomX Therapeutics is a clinical-stage oncology-focused biopharmaceutical company pioneering a novel class of investigational antibody therapeutics based on its Probody™ therapeutic technology platform. Probody therapeutics are designed to exploit unique conditions of the tumor microenvironment to more effectively localize antibody binding and activity while limiting activity in healthy tissues. CytomX and its partners have four programs in the clinic.  The Company’s clinical stage pipeline includes cancer immunotherapies against clinically-validated targets, including a PD-L1-targeting Probody therapeutic wholly owned by CytomX (CX-072)and a CTLA-4-targeting Probody therapeutic partnered with Bristol Myers Squibb (BMS-986249). The clinical stage pipeline also includes first-in-class Probody drug conjugates against highly attractive targets including a CD166-targeting Probody drug conjugate wholly owned by CytomX (CX-2009), and a CD71-targeting Probody drug conjugate partnered with AbbVie (CX-2029). CD166 and CD71 are among cancer targets that are considered to be inaccessible to conventional antibody drug conjugates due to their presence on many healthy tissues. In addition to its wholly owned programs, CytomX has strategic collaborations with AbbVie, Amgen, Bristol-Myers Squibb Company and ImmunoGen, Inc. For more information, visit www.cytomx.com.

CytomX Therapeutics Forward-Looking Statements

This press release includes forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are difficult to predict, may be beyond our control, and may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in such statements. In particular, data referenced above for CX-072 and CX-2009, including data on efficacy and safety, including treatment related adverse events, immune related adverse events and anti-drug antibodies, is based on a limited number of patients and at specific doses and, in some cases, specific cancer types. Accordingly, you should not rely on any of these forward-looking statements, including those relating to the potential benefits, safety and efficacy of CytomX’s or any of its collaborative partners’ product candidates, administered separately or in combination, CytomX’s ability and the ability of its collaborative partners to develop and advance product candidates into and successfully complete clinical trials, including CytomX’s Phase 1/2 clinical trials of CX-072, CX-2009 and CX-2029, the timing of any future clinical trials to be initiated by CytomX or any of its collaborative partners, including a clinical trial for CX-188, CytomX’s expectations regarding the availability of clinical data, including data from the ongoing clinical trial of CX-2009, CytomX’s expectations with respect to its collaborations, and CytomX’s expectations regarding the timing of potential regulatory filings. Risks and uncertainties that contribute to the uncertain nature of the forward-looking statements include: three of CytomX’s product candidates under its Probody platform are in the initial stages of clinical development and its other product candidates are currently in preclinical development, and the process by which preclinical and clinical development could potentially lead to an approved product is long and subject to significant risks and uncertainties; the possibility that the results of early clinical trials may not be predictive of future results; the possibility that CytomX’s clinical trials will not be successful; CytomX’s dependence on the success of CX-072, CX-2009 and CX-2029; CytomX’s reliance on third parties for the manufacture of the company’s product candidates; and possible regulatory developments in the United States and foreign countries.  Projected net cash utilization and capital resources are subject to substantial risk of variance based on a wide variety of factors that can be difficult to predict.  Additional applicable risks and uncertainties include those relating to our preclinical research and development, clinical development, and other risks identified under the heading "Risk Factors" included in CytomX’s Annual Report on Form 10-K filed with the SEC on February 27, 2019. The forward-looking statements contained in this press release are based on information currently available to CytomX and speak only as of the date on which they are made. CytomX does not undertake and specifically disclaims any obligation to update any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

CYTOMX THERAPEUTICS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

	Year Ended December 31,
	2018	2017	2016
Revenues	$59,502	$71,623	$12,845
Revenues from related parties	—	—	2,198
Total revenues	59,502	71,623	15,043
Operating expenses:
Research and development	103,866	92,277	54,755
General and administrative	33,510	25,605	19,874
Total operating expenses	137,376	117,882	74,629
Loss from operations	(77,874)	(46,259)	(59,586)
Interest income	7,641	2,674	736
Other income (expense), net	(68)	(27)	(69)
Loss before income taxes	(70,301)	(43,612)	(58,919)
Provision for (benefit from) income taxes	14,303	(513)	(19)
Net loss	$(84,604)	$(43,099)	$(58,900)
Net loss per share, basic and diluted	$(2.03)	$(1.16)	$(1.63)
Shares used to compute net loss per share, basic and diluted	41,664,382	37,166,830	36,234,732
Other comprehensive loss:
Changes in unrealized gain (losses) on investments	1	(67)	49
Total comprehensive loss	$(84,603)	$(43,166)	$(58,851)

CYTOMX THERAPEUTICS, INC.

BALANCE SHEETS

(in thousands, except share and per share data)

	December 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$247,577	$177,548
Short-term investments	188,550	196,562
Accounts receivable	97	10,139
Prepaid expenses and other current assets	9,251	4,352
Total current assets	445,475	388,601
Property and equipment, net	6,934	4,218
Intangible assets, net	1,458	1,604
Goodwill	949	949
Restricted cash	917	917
Other assets	1,375	1,355
Total assets	$457,108	$397,644
Liabilities, Convertible Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$5,132	$4,205
Accrued liabilities	26,724	16,382
Income tax payable	13,339	1
Deferred revenues, current portion	52,713	40,559
Total current liabilities	97,908	61,147
Deferred revenue, net of current portion	225,267	264,704
Other long-term liabilities	3,050	1,897
Total liabilities	326,225	327,748
Commitments and contingencies
Stockholders' equity
Convertible preferred stock, $0.00001 par value; 10,000,000 shares authorized at December 31, 2018 and 2017; no shares issued and outstanding at December 31, 2018 and 2017, respectively	—	—
Common stock, $0.00001 par value; 75,000,000 shares authorized at December 31, 2018 and 2017; 45,083,209 and 38,478,560 shares issued and outstanding at December 31, 2018 and 2017, respectively	1	1
Additional paid-in capital	445,956	289,454
Accumulated other comprehensive loss	(93)	(94)
Accumulated deficit	(314,981)	(219,465)
Total stockholders' equity	130,883	69,896
Total liabilities, convertible preferred stock and stockholders' equity	$457,108	$397,644

Contact:

Investors and Media:

Christopher Keenan
VP, Investor Relations and Corporate Communications
ckeenan@cytomx.com
650-383-0823